UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 17, 2008

COLORADO INTERSTATE GAS COMPANY

(Exact name of Registrant as specified in its charter)

Delaware	1-4874	84-0173305
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Colorado Interstate Gas Company (CIG) and WYCO Development LLC (WYCO) (which is owned 50% by an indirect subsidiary of CIG and 50% by an affiliate of Xcel Energy) have executed a lease agreement pursuant to which CIG has leased a certain natural gas pipeline located in Colorado, and will lease upon its in-service date, certain natural gas storage facilities located in Adams County, Colorado, from WYCO.  A copy of the lease agreement is filed as Exhibit 10.A to this Current Report on Form 8-K and is incorporated herein by reference.

The pipeline facilities consist of approximately 164 miles of new 24” and 30” interstate natural gas pipeline along with related compression and meter stations.  The natural gas storage facilities consist of a new underground natural gas storage facility in Adams County, Colorado. These projects were jointly developed by WYCO and CIG.  Under a separate agreement with WYCO, CIG constructed the pipeline facilities and is in the process of constructing the storage facilities.

Fully executed on December 17, 2008, the lease agreement is effective as of November 1, 2008.  The lease agreement terminates thirty years from the in-service date of the storage facilities which is anticipated to occur in mid 2009, but contains various extension provisions, including an option for CIG to purchase the facilities from WYCO.

Consistent with the certificate of public convenience and necessity issued by the Federal Energy Regulatory Commission related to the facilities, the lease agreement provides CIG will operate and maintain the facilities as part of its natural gas transmission pipeline system.   CIG will receive revenues from its firm shippers who transport through the leased facilities and such revenues will cover the cost of the lease payments.

The initial monthly lease payment will be made in February 2009.  The estimated annual lease payment for the pipeline and storage facilities during the first three years is approximately $52 million in 2009, $66 million in 2010, and $63 million in 2011. The lease payments will decline consistent with decreases in rate base of the facilities through the term of the lease agreement.  CIG, through its indirect ownership in WYCO, will receive its net share of the lease payments.

This lease will be reflected as a capital lease obligation of approximately $190 million on our December 31, 2008 balance sheet.  This obligation is anticipated to increase to approximately $320 million as additional facilities covered under the lease are completed during 2009 and 2010.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.A
Lease Agreement dated December 17, 2008, and effective on November 1, 2008, by and between WYCO Development LLC, a Colorado limited liability company, and Colorado Interstate Gas Company, a Delaware corporation.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLORADO INTERSTATE GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

Dated:  December 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.A
Lease Agreement dated December 17, 2008, and effective on November 1, 2008, by and between WYCO Development LLC, a Colorado limited liability company, and Colorado Interstate Gas Company, a Delaware corporation.